          Exhibit 24.1

     CONFIRMING STATEMENT

 This Statement confirms that the undersigned, Robert J. Grossman has authorized and designated Rika Camardella to execute and file on the undersigned's behalf all Forms 3, 4, and 5

(including any amendments thereto) that the undersigned may be required to file with the U.S.

Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of EvergreenBancorp, Inc.  The authority of Rika Camardella under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of  EvergreenBancorp, Inc. unless earlier revoked in writing.  The undersigned acknowledges that Rika Camardella is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: June 21, 2007   /s/ Robert J. Grossman

     Robert J. Grossman

     POWER OF ATTORNEY

 Know all by these presents that the undersigned hereby constitutes and appoints Rika

Camardella, signing singly, the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or trustee of  EvergreenBancorp, Inc. (the "Company"), Forms 3, 4 and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange commission and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21 day of June, 2007.

        /s/ Robert J. Grossman

               Robert J. Grossman